Exhibit 10.2

CHANGE IN CONTROL AGREEMENT

THIS CHANGE IN CONTROL AGREEMENT (“Agreement”) is entered into as of the          day of                                 , 20         (the “Effective Date”), by and among CIVISTA BANCSHARES, INC. (formerly known as FIRST CITIZENS BANC CORP), an Ohio corporation (the “Corporation”), CIVISTA BANK (formerly known as THE CITIZENS BANKING COMPANY), an Ohio bank (the “Bank”), and                                 , an employee of the Corporation and/or the Bank and/or of a subsidiary of either (the “Employee”). The Corporation, the Bank and any subsidiary of either, that employs the Employee are collectively referred to herein as the “Employer.”

WHEREAS, the Employer wishes to assure itself of the continuity of the Employee’s services in the event of any actual change in control of the Corporation; and

WHEREAS, the Employer and the Employee accordingly desire to enter into this Agreement on the terms and conditions set forth below;

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is hereby agreed by and between the parties as follows:

1.    TERM OF AGREEMENT. The “Term” of this Agreement shall commence on the Effective Date and shall continue through December 31, 20        ; provided, however, that on such date and on each December 31 thereafter, the Term of this Agreement shall automatically be extended for one additional year unless, not later than the preceding January 1 either party shall have given written notice to the other that such party does not wish to extend the Term; and provided, however, that if a Change in Control (as defined in Section 4 below) shall have occurred during the original or any extended Term of this Agreement, the Term of this Agreement shall continue for a period of twenty-four (24) calendar months commencing with the calendar month in which such Change in Control occurs and shall end upon the expiration of such twenty-four (24) month period.

2.    RETENTION BONUS. If, during the Term, a Change in Control occurs and a Termination occurs upon or within twenty-four (24) months following the date of consummation of such Change in Control, the Employer shall pay to the Employee (within (30) days after the date of Termination) a bonus in a lump sum amount equal to the sum of (A) one and one-half (1 1⁄2) times the Employee’s annual base salary in effect during the twelve (12) month period immediately preceding the date upon which a Change in Control occurs, plus (B) the average of the cash value of the compensation, other than the annual base salary, awarded to the Employee during the three (3) calendar years immediately preceding the date upon which the Change in Control occurs. In this Agreement, the “cash value of the compensation” shall be determined by the full amount or face value of the compensation award without reduction due to any restrictions, vesting periods or possible unasserted future clawbacks that may apply to the compensation.

3.    EMPLOYMENT AFTER A CHANGE IN CONTROL. If the Employee is in the employ of the Employer on the date of a Change in Control, the Employer hereby agrees to continue the Employee in its employ for the period commencing on the date of the Change in Control and ending on the earlier of the last day of the Term of this Agreement or the date of the Employee’s termination of employment described in (i) or (ii) of this Section 3 (the “Employment Period”).

During the Employment Period, the Employee shall hold such position with the Employer and exercise such authority and perform such employment duties as are commensurate with the Employee’s position, authority and duties immediately prior to the Change in Control. The Employee agrees that during the Employment Period the Employee shall devote full business time exclusively to the Employee’s duties and perform such duties faithfully and efficiently; provided, however, that nothing in this Agreement shall prevent either (i) the Employee from voluntarily resigning from employment upon at least sixty (60) days’ written notice to the Employer under circumstances which do not constitute a Termination (as defined below in Section 6), or (ii) the Employer terminating the Employee for “Cause” as defined in Section 6 hereof or for any other reason or no reason.

4.    CHANGE IN CONTROL. For purposes of this Agreement, a “Change in Control” means the happening of any of the following:

A.    Any Person (other than those Persons in control of the Corporation and/or the Bank, as applicable, as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation and/or the Bank, as applicable) becomes the beneficial owner (within the meaning of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”)), directly or indirectly, of securities of the Corporation and/or the Bank, as applicable, representing fifty percent (50%) or more of the combined voting power of the Corporation’s (or the Bank’s, as applicable) then outstanding securities; or

B.    During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the board of directors of the Corporation (and any new director, whose election by the Corporation’s stockholders or the Bank’s stockholders, as applicable, was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

C.    The consummation of (A) a plan of complete liquidation of the Corporation or the Bank; or (B) an agreement for the sale or disposition of all or substantially all the Corporation’s or Bank’s assets; or (C) a merger, consolidation, or reorganization of the Corporation and/or the Bank with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Corporation or the Bank (as applicable) outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Corporation or the Bank (as applicable) (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Employee, if the Employee is part of a purchasing group which consummates the Change in Control transaction. The Employee shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Employee is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the non-employee continuing directors of the Corporation, as applicable).

As used herein, the term “Person” shall have the meaning ascribed to such term in the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d). The term “Person” shall not include the Corporation or the Bank, any officer or director of the Corporation, the Bank, or a subsidiary of the Corporation or the Bank, or a group controlled by such directors or officers, or any employee benefit plan of the Corporation, the Bank, or a subsidiary of the Corporation or Bank; provided, however, that the term “Person” shall include any individual who is a director or an officer on the Effective Date, and who as of the Effective Date beneficially owned five percent (5%) or more of the voting shares of common stock of the Corporation, or a group controlled by such director or officer.

5.    COMPENSATION DURING THE EMPLOYMENT PERIOD. During the Employment Period, the Employee shall be compensated as follows:

A.    The Employee shall receive compensation which is not less than the total compensation, including the base salary, incentive compensation and any other compensation paid by the Employer to the Employee, whether in cash or in any other form during the year immediately prior to the Employment Period; and

B.    The Employee shall be eligible to participate in the Employer employee benefit plans which are not materially less favorable to the Employee than the Employer employee benefit plans in which the Employee participated in immediately prior to the Employment Period.

6.    TERMINATION. For purposes of this Agreement, the term “Termination” shall mean termination of the employment of the Employee either (i) by the Employer, for any reason other than death, Disability (as defined below), or Cause (as described below), or (ii) by resignation of the Employee upon the occurrence of one or more of the following events:

A.    A significant change in the nature or scope of the Employee’s authorities or duties from those described in Section 3 above, a breach of any of the provisions of Section 5 above, or the breach by the Employer of any other provision of this Agreement;

B.    The relocation of the Employee’s office to a location more than thirty-five (35) miles from the location of the Employee’s office immediately prior to the Employment Period;

C.    The failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement as contemplated in Section 16 below.

The date of the Employee’s Termination under this Section 6 shall be the date specified by the Employee or the Employer, as the case may be, in a written notice to the other party complying with the requirements of Section 12 below. For purposes of this Agreement, the Employee shall be considered to have a “Disability” if the Employee is totally and permanently disabled as determined by the Social Security Administration. For purposes of this Agreement, the term “Cause” means, in the reasonable judgment of the Board of Directors of the Employer, (i) the willful and continued failure by the Employee to substantially perform the Employee’s duties with the Employer after written notification by the Employer, or (ii) the willful engaging by the Employee in conduct which is demonstrably injurious to the Employer, monetarily or otherwise, or (iii) the engaging by the Employee in egregious misconduct involving moral turpitude. For purposes of this Agreement, no act, or failure to act, on the Employee’s part shall be deemed “willful” unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that such action was in the best interest of the Employer.

7.    SEVERANCE PAYMENTS. In the event of a Termination described in Section 6 above, the Employee shall be entitled to receive (in addition to the Employee’s unpaid salary, accrued vacation pay and unreimbursed business expenses through and including the date of Termination) whichever of the following, A. or B., that the Employee shall select (which selection shall be by written notice from the Employee to the Employer, and in the event the Employee fails to so select, the Employee shall be deemed to have selected B.):

A.    For a period of twelve (12) consecutive calendar months after the Employee’s Termination, he will not, without the Employer’s written consent, either directly or indirectly engage in, make any investment in or have any interest in any business in competition with the Employer’s business that is located or conducting business in any county in which the Employer conducted business on the date of his Termination. In consideration thereof, the Employee shall be entitled to receive a lump sum payment in cash no later than thirty (30) business days after the date of Termination equal to the sum of:

i.

an amount equal to one (1) times (a) the Employee’s annual base salary in effect immediately prior to the date of Termination, plus (b) the cash value of all other compensation (determined by the full amount or face value of the compensation award without reduction due to any restrictions, vesting periods or possible unasserted future clawbacks that may apply to the compensation), other the annual base salary, awarded to the Employee during the year immediately preceding the date of Termination; and

ii.

an amount equal to eighteen (18) multiplied by the amount of the monthly COBRA premium for family coverage in effect under the Employer’s group health plan on the date of Termination (provided, however, if upon the issuance of future regulatory or other guidance, the foregoing formula would constitute or create a discriminatory insured plan of the Employer in violation of Sections 2716(a) and 2716(b) of the Public Health Service Act (as added by Section 1001(5) of the Patient Protection and Affordable Care Act, as amended by Section 10101(d) thereof) (a “Discriminatory Insured Plan”), the Employer and the Employee agree to amend such formula in a manner that shall provide substantially the same economic benefit to the Employee but shall not be a Discriminatory Insured Plan.

The parties recognize that the Employer will have no adequate remedy at law for breach by the Employee of the restrictions imposed by this Section 7A. and that the Employer could suffer substantial and irreparable damage if he breaches any of these restrictions. For this reason, the Employee agrees that, if the Employee breaches any of the restrictions imposed under this Section 7.A., the Employer may seek a temporary and/or permanent injunction to restrain any breach or threatened breach of these restrictions or a decree of specific performance, mandamus, or other appropriate remedy to enforce compliance with the restrictions imposed under this Section 7.A.

B.    The amount of One Dollar ($1.00).

8.    EXCESS PARACHUTE PAYMENT LIMITATION. Notwithstanding any other provision of this Agreement, if the sum of the payments to the Employee described in this Agreement and in any other agreement, program, or plan between the Employee and the Employer (or an affiliate of the Employer) attributable to the same Change in Control constitute “excess parachute payments” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended (“Code”)), the Employer shall reduce the amounts otherwise payable to the Employee under this Agreement so that the Employee’s total “parachute payment” (as defined in Code Section 280G(b)(2)(A)) under this Agreement and any other agreements, programs, or plans shall be One Thousand Dollars ($1,000) less than the amount that would be an “excess parachute payment.”

9.    WITHHOLDING. All payments to the Employee under this Agreement will be subject to all applicable withholding of state and federal taxes.

10.    CONFIDENTIALITY AND NON-SOLICITATION. The Employee agrees that:

A.    Except as may be required by the lawful order of a court or agency of competent jurisdiction, or except to the extent that the Employee has express authorization from the Employer, the Employee agrees to keep secret and confidential all non-public information concerning the Employer (or any entity controlled by the Employer) which was acquired by or disclosed to the Employee during the course of the Employee’s employment with the Employer (or any entity controlled by the Employer), and not to disclose the same, either directly or indirectly, to any other person, firm or business entity or to use it in any way.

B.    Except to the extent that the Employee has express authorization from the Employer, while the Employee is employed by the Employer and for a period of twelve (12) months after the date of the Employee’s Termination or other termination of employment with the Employer, the Employee covenants and agrees that Employee will not (whether for the Employee or for any other person, business, partnership, association, firm, company or corporation) initiate contact with, solicit, divert or take away any of the Employer’s (i) customers (entities or individuals from which the Employer, or any entity controlled by the Employer, received or receives payment for services), or (ii) employees (or employees of any entity controlled by the Employer).

11.    MITIGATION AND SET-OFF. The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise. The Employer shall not be entitled to set off against the amounts payable to the Employee under this Agreement any amounts earned by the Employee in other employment after termination of employment with the Employer, or any amounts which might have been earned by the Employee in other employment had he sought such other employment.

12.    NOTICES. Any notice of Termination of the Employee’s employment by the Employer or the Employee for any reason under Section 6 above shall be upon no less than fifteen (15) days’ and no greater than forty-four (45) days’ advance written notice to the other party. Any notices, requests, demand and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Employee at the last address the Employee has filed in writing with the Employer or, in the case of the Employer, to the attention of the Secretary of the Employer, at its principal executive offices.

13.     NON-ALIENATION. The Employee shall not have any right to pledge, hypothecate, anticipate or in any way create a lien upon any amounts provided under this Agreement; and no amounts payable hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts, or by operation of law. Nothing in this Section 13 shall limit the Employee’s rights or powers to dispose of the Employee’s property by Last Will and Testament or limit any rights or powers which the Employee’s executor or administrator would otherwise have. This Agreement shall inure to the benefit of and be enforceable by the Employee’s personal or legal representatives, executors, administrators, successors, heirs, designees, devisees, and legatees. If the Employee should die while any amount is still payable to the Employee hereunder had the Employee continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Employee’s designees, devisees, or legatee, or if there are none, to the Employee’s estate.

14.    GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the laws of the State of Ohio, without application of conflict of laws provisions thereunder.

15.    ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement of the parties with respect to this matter and supersedes any other agreement, communication or representation between the parties, oral or written, covering the same subject matter. This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and, except as specifically provided in Section 16 hereof, so long as the Employee lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

16.    SUCCESSORS TO THE EMPLOYER. This Agreement shall be binding upon and inure to the benefit of the Employer and any successor of the Employer. The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would be required to perform it if no succession had taken place.

17.    EMPLOYMENT STATUS. Nothing herein contained shall be deemed to create an employment agreement between the Employer and the Employee, providing for the employment of the Employee by the Employer for any fixed period of time. The Employee’s employment with the Employer is terminable at will by the Employer or the Employee, and each shall have the right to terminate the Employee’s employment with the Employer at any time, with or without Cause, subject to (i) the notice provisions of this Agreement, and (ii) the Employer’s obligation to provide severance payments if and as required by Section 7. Upon a termination of the Employee’s employment prior to the date of a Change in Control, there shall be no rights of the Employee under this Agreement.

18.    SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

19.    SURVIVAL. Notwithstanding any other provision of this Agreement to the contrary, Sections 10 and 16 shall survive the termination of this Agreement and the termination of the Employee’s employment with the Employer.

20.    COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which shall be deemed the original without reference to the others.

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IN WITNESS WHEREOF, the Employee and the Employer have executed this Agreement as of the day and year first above written, but on the dates indicated below each.

EMPLOYEE:

Signature:

Printed Name:

Address:

Date:

CORPORATION:
CIVISTA BANCSHARES, INC. (formerly known as FIRST CITIZENS BANC CORP)

By:

Title:

Date:

BANK:
CIVISTA BANK (formerly known as THE CITIZENS BANKING COMPANY)

By:

Title:

Date: